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                                                                    EXHIBIT 23.5


CONSENT OF MORGAN STANLEY & CO. INCORPORATED

February 8, 1995


Intuit Inc.
155 Linfield Avenue
Menlo Park, CA 94025


Dear Sirs:

        We hereby consent to the inclusion of the Registration Statement on Form S-4, relating to the proposed merger of Intuit Inc. with M/I Acquisition Corporation, a wholly owned subsidiary of Microsoft Corporation, of our opinion letter appearing as Annex B to the Proxy Statement/Prospectus which is a part of the Registration Statement, and to the references of our firm name under the captions "SUMMARY OF PROXY STATEMENT/PROSPECTUS -- Opinion of Financial Advisor", "THE MERGER AND RELATED TRANSACTIONS -- Background of the Merger", "THE MERGER AND RELATED TRANSACTIONS -- Intuit's Reasons for the Merger" and "THE MERGER AND RELATED TRANSACTIONS -- Opinion of Financial Advisor." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,

                                       MORGAN STANLEY & CO. INCORPORATED


                                       By:      /s/ GEORGE F. BOUTROS
                                           -------------------------------
                                       Name:    George F. Boutros
                                       Title:   Principal